Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Calvert Variable Products, Inc:
We consent to the use of our reports dated February 24, 2016, with respect to the financial statements of the [Calvert VP SRI Large Cap Core Portfolio][Calvert VP Natural Resources Portfolio][Calvert VP S&P 500 Index Portfolio] [Calvert VP Russell 2000 Small Cap Index Portfolio] as of December 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.

[SIGNATURE]
Philadelphia, Pennsylvania
________, 2016